SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 30, 2009

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On October 30, 2009, Simmons Bedding Company (“SBC”) entered into an amendment to the Commitment Letter (the “Commitment Letter”) dated as of August 20, 2009 among Deutsche Bank Trust Company Americas (“DBTCA”), Deutsche Bank Securities Inc. (“DBSI” and, together with DBTCA, “DB”), Bedding Holdco Incorporated (“BHI”), SBC, and certain of SBC’s subsidiaries (together with SBC and BHI, collectively, the “Company”) regarding DB’s arrangement of a debtor-in-possession revolving credit facility in an aggregate principal amount of US$35 million.  The amendment became effective upon the payment of an amendment fee and extends the termination date of the Commitment Letter from October 31, 2009 to November 30, 2009 and, if the Company pays an additional amendment fee on or prior to November 30, 2009, December 31, 2009.  The amendment is filed herewith as exhibit 99.1 and its contents are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Amendment to the Commitment Letter

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By: /s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date: November 2, 2009